UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) July 6, 2026
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17700 Laguna Canyon Road, Floor 4
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Global Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2026, Tarsus Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iRenix Medical, Inc., a Delaware corporation (“iRenix”), Dolores Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Fortis Advisors LLC, as the securityholders’ representative (the “Securityholders’ Representative”). Pursuant to the Merger Agreement, on July 6, 2026, Merger Sub merged with and into iRenix (the “Merger”), with iRenix surviving the Merger as a wholly-owned subsidiary of the Company. The aggregate up-front consideration (the “Up-front Consideration”) paid by the Company for the transactions contemplated by the Merger Agreement (the “Acquisition”) was (i) an amount in cash equal to $37,500,000, subject to customary adjustments and a post-closing purchase price adjustment, and (ii) 607,093 shares of common stock, par value $0.0001 per share, of the Company. In addition to the Up-front Consideration, the equityholders of iRenix will be entitled to receive: (i) milestone payments up to an aggregate amount equal to $490,000,000 in the event certain regulatory approval and/or commercial sales milestones are achieved and (ii) revenue sharing payments in the low-to-mid single digits of future net sales of certain products.

In connection with the Merger Agreement, the Company and the Securityholders’ Representative entered into an escrow agreement pursuant to which the Company has deposited certain funds for purposes of securing the indemnification obligations of the former securityholders of iRenix and for purposes of securing any Merger Consideration adjustments.

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Stock Consideration was issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, because the offer and sale of such securities did not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. The issuance of the Stock Consideration was made only to those stockholders of iRenix determined to be “accredited investors” as defined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act.

Item 8.01 Other Events.

On July 8, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company, dated July 8, 2026.
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarsus Pharmaceuticals, Inc.

Date:	July 8, 2026	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer and Chief Strategy Officer
(Principal Financial Officer and Principal Accounting Officer)